                                                                   EXHIBIT 10.34

                          CO-BRANDED BANKCARD AGREEMENT

        THIS CO-BRANDED BANKCARD AGREEMENT, incorporating any schedules or exhibits attached hereto (collectively the "Agreement"), dated as of November 8, 1999, ("Effective Date") is entered into between Amazon.com, L.L.C., a Delaware limited liability company and an affiliate of Amazon.com, Inc., a Delaware corporation, with its principal place of business at 1200 Twelfth Avenue South, Suite 1200, Seattle, Washington ("Amazon.com") and NextCard, Inc. a Delaware corporation with its principal place of business at 595 Market Street, San Francisco, California ("NextCard").

                                    RECITALS

        Whereas, NextCard presently operates a VISA(R) credit card program under which bankcards are issued by NextBank, N.A. (the "Issuer"), a member of Visa International Service Association ("VISA");

        Whereas, Amazon.com and its affiliates presently hold all worldwide right, title, and interest in and to the Amazon.com web site currently located at www.amazon.com (the "Property") including, but not limited to all worldwide copyrights therein (the "Amazon.com Copyrights") and trademarks, trade names and logos relating thereto (the "Amazon.com Marks") and all subsidiary rights therein and is engaged in the business of operating the Property, and NextCard presently holds all worldwide right, title, and interest in and to the Nextcard.com web site currently located at www.nextcard.com and its financial services operations (the "Business") including, but not limited to all worldwide copyrights therein (the "NextCard Copyrights") and trademarks, trade names and logos relating thereto (the "NextCard Marks") and all subsidiary rights therein and is engaged in the operating the Business;

        Whereas, Amazon.com and NextCard (each a "Party" or "party" or collectively the "Parties" or "parties") desire to market a bankcard issued by the Issuer and branded with the NextCard Copyrights and Amazon.com Copyrights (collectively, the "Copyrights") and NextCard Marks and Amazon.com Marks (collectively, the "Marks") and with the VISA trademarks, trade names and/or logos (the "VISA Marks") and;

        Whereas, this Agreement sets forth the terms and conditions under which the Parties shall participate in marketing the Co-Branded Card and the respective rights and obligations with respect to Co-Branded Accounts and to the individuals to whom Co-Branded Cards are issued.

        NOW, THEREFORE, NextCard and Amazon.com agree as follows:

                                   SECTION ONE

                                   DEFINITIONS

        1.1. "Account Fee" is defined in Section 1 of Schedule C.

        1.2. "Amazon.com Competitor" means any Company designated by Amazon.com on Schedule B hereto, as may be amended from time to time pursuant to Section
3.2.2. By agreement of the parties, Schedule B hereto is intentionally left blank as of the Effective Date, and will be supplied by Amazon.com to NextCard not later than six (6) weeks following the Effective Date, at which time it will be appended hereto and made a part hereof.

        1.3. "Amazon.com Customer Information" means information provided to Amazon.com by an Amazon.com customer for storage and subsequent use by an Amazon.com customer on the Internet including an Amazon.com customer's identity, address, credit card number(s), personal information, purchasing preferences or history, or similar information.

        1.4. "Applicable Law" means applicable federal, state and local statutes, regulations, regulatory guidelines and judicial or administrative interpretations as well as any rules or requirements established by VISA (or, should the Parties determine to issue a "MasterCard," those rules or requirements established by MasterCard).

        1.5. "Business Day" means Monday through Friday, excluding Federal banking holidays.

        1.6. "Cardholder Agreement" means the document in substantially the form included as Schedule D to this Agreement, and as may be amended from time to time, which governs the Co-Branded Accounts and use of the Co-Branded Cards. By agreement of the parties, Schedule D hereto is intentionally left blank as of the Effective Date, and will be drafted by NextCard and mutually approved by the parties not later than six (6) weeks following the Effective Date, at which time it will be appended hereto and made a part hereof.

        1.7. "Co-Branded Account" means an unsecured, revolving, open-end credit account provided by NextCard for Amazon.com customers through the Issuer and established pursuant to this Agreement, which is accessed solely by a Co-Branded Card, the features and terms of which are further described on Schedule A to this Agreement.

        1.8. "Co-Branded Card" means a bankcard issued pursuant to this Agreement that bears the Copyrights and Marks and the VISA Marks and that accesses a Co-Branded Account.

        1.9. "Co-Branded Cardholder" means the holder of a Co-Branded Card issued pursuant to this Agreement.

        1.10. "Confidential Information" means the terms of this Agreement, the Customer Data and all information, materials or reports provided to or in connection with either Party's performance under this Agreement, including without limitation, Registered Buyer information or other Amazon.com Customer Information, all names, address, demographic, behavioral, and credit information relating to Co-Branded Cardholders or potential Co-Branded Account cardholders, cardholder communication materials and issuance strategies or methods, business objectives, assets and properties, marketing programs and methods; and programming techniques and technical, developmental, cost and processing information.

        1.11. "Copyrights" is defined in the third paragraph of the Recitals.

        1.12. "Customer Data" means all information, whether personally identifiable or in aggregate, that is submitted and/or obtained as a result of a Co-Branded Account relationship or an application (whether or not completed) for a Co-Branded Account relationship, including without limitation, NextCard Customer Information, credit information, financial standing and demographic data, and primary transactional data generated by a Co-Branded Cardholder's use of the Co-Branded Card (including Transaction Data).

        1.13. "Customer Retention Fund" means that pool of monies used to fund certain retention efforts (other than the Co-Branded Loyalty Program) related to the Co-Branded Accounts.

        1.14. "Fortnight" shall mean a period of fourteen (14) consecutive calendar days.

        1.15. "Marketing Materials" means badges, links, sponsored e-mails, micro-sites, splash pages, other placements on the web sites, and trade, broadcast or banner advertisements, press communications, and any printed physical elements designed to promote the Co-Branded Card or a Party hereto. "Marketing Materials" shall also include [*] information on value-added products and services provided directly or indirectly by a marketing partner of NextCard, and delivered by NextCard to the Co-Branded Cardholders; provided that no [*] will be sent to any Co-Branded Cardholder who has opted out from the receipt of such messages.

        1.16. "Minimums" is defined in Section 3 of Schedule C.

        1.17. "New Co-Branded Account Goals" means those goals that are set forth in the table in Schedule C.

        1.18. "NextCard Customer Information" means information provided by a NextCard customer to NextCard for storage and subsequent use by a NextCard customer including a NextCard customer's identity, address, credit card number, personal information, purchasing preferences or history, or similar information.

        1.19. "Registered Buyers" means those visitors to the Property who have purchased at least one item or service from Amazon.com (not including the Co-Branded Card) through use of a unique and nonduplicative email address and for whom Amazon.com has a viable means to contact (either valid email address, Property visits, physical mailings or other means mutually agreed upon by the Parties).

        1.20. "Shared Customer Data" means and is specifically limited to [*]


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

[*] "Shared Customer Data" specifically excludes (i) information provided on application materials, such as social security number, income, debt or other personal financial information, (ii) credit bureau scores and other credit report information, and (iii) credit reference information obtained directly from other creditors or businesses. Notwithstanding the foregoing, "Shared Customer Data" may include application-level information (other than the information specifically described in clause (i), above) that the parties mutually agree to request from applicants, and shall exclude any Customer Data that NextCard reasonably determines, upon the written advice of outside counsel, would result in NextCard becoming a consumer reporting agency or, if provided by NextCard to Amazon.com, would constitute a violation under Applicable Law.

        1.21. "Transaction Data" is defined as Merchant Category Code (MCC) as defined by Visa regulations, transaction amount, merchant description and transaction date, individually identifiable for each Co-Branded Cardholder purchase transaction.

                                   SECTION TWO
                             CO-BRANDED CARD PROGRAM

        2.1 Design of Card. The parties shall create mutually acceptable designs for the front of the Co-Branded Card, which will include the Copyrights and Marks and the VISA Marks and be subject to Applicable Law. The Amazon.com Mark will be in a primary position and the NextCard Mark will be in a secondary position on the front of the Co-Branded Card; provided that, the size of the NextCard Mark shall be no less than a percentage, expressed as the fraction "1(divided by)(square root of pi)" (expressed for convenience as fifty-six percent (56%)) of the size of the Amazon.com Mark.

        2.2 MasterCard Program. At Amazon.com's request, NextCard will take all necessary steps to offer to Co-Branded Account applicants a Co-Branded Card through MasterCard within twelve (12) months following NextCard's receipt of such request, under such terms and conditions as mutually upon agreed by the Parties.

        2.3 Features and Terms of Accounts. The features and terms of Co-Branded Accounts to be offered initially by NextCard are described on Schedule A to this Agreement. [*] Except for the foregoing requirement, NextCard shall have complete discretion to change any terms and conditions on existing Co-Branded Accounts and the terms on which new Co-Branded Accounts are originated, or to add additional terms and conditions; provided, however, that NextCard shall use its best efforts to give Amazon.com prior written notice of any material change. Notwithstanding the above, [*]


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

measured by Bank Rate Monitor or, if Bank Rate Monitor no longer exists, a mutually acceptable proxy therefor.

        2.4 Co-Branded Account Origination Web Site. No later than fourteen (14) days prior to the Launch Date, NextCard, at its sole cost and expense, shall create, and, at all times while this Agreement is in effect, operate, host and maintain a web site within the "nextcard.com" domain (the "Origination Web Site"), which may be accessed from any on-line location, for the purpose of soliciting Co-Branded Card applications, effecting online approvals, customized Co-Branded Card offers and automated balance transfers. The Origination Web Site will clearly indicate that NextCard and the Issuer, and not Amazon.com, are the entities granting credit and that the Issuer is the sole owner of the Co-Branded Accounts. The parties may mutually agree to add additional fields or pages to the application process.

        2.5 Credit Decisions. NextCard shall have complete discretion to make all credit decisions regarding the Co-Branded Accounts. Nothing in this Agreement shall require NextCard to provide a Co-Branded Card to any person who NextCard determines does not meet NextCard's credit underwriting standards. Without limiting the foregoing, such discretion shall include decisions relating to approval of applicants for Co-Branded Accounts, choice of type of Co-Branded Card to be issued, including Platinum or Classic, credit limit adjustments upon application from a Co-Branded Cardholder, termination, suspension or reactivation of credit privileges on Co-Branded Accounts, and collection of amounts owing on the Co-Branded Accounts. NextCard shall be solely responsible for taking and reviewing applications for Co-Branded Accounts, issuing plastics, providing customer service and otherwise administering and operating the Co-Branded Accounts. NextCard or the Issuer, as the case may be, shall bear all risk of credit loss and program operating costs for the Co-Branded Accounts and Amazon.com shall have no responsibility for any such loss or costs.

        2.6 Approvals. NextCard will use best efforts to maximize booking rates for Co-Branded Cards and Accounts by experimenting with various Co-Branded Account pricing terms.

        2.7 Cardholder Agreement. Co-Branded Accounts and use of Co-Branded Cards will be governed by the terms of the Cardholder Agreement. Such Cardholder Agreement shall comply with Applicable Law. Notwithstanding any other limitations contained in this Agreement, NextCard may amend the Cardholder Agreement at any time to comply with Applicable Law.

        [*]

        2.9 Ownership and Operation of Accounts. NextCard shall be the sole and absolute owner of, and Amazon.com shall have no right or title to, or interest in, the Co-Branded


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Accounts and the Co-Branded Cards. NextCard shall be responsible for all aspects of operating and servicing the Co-Branded Accounts and for compliance with Applicable Laws relating to the solicitation, operation and servicing of the Co-Branded Accounts.

        2.10 Co-Branded Account Customer Service. NextCard will develop, operate and maintain, at NextCard's sole cost and expense, a full service online customer service and support web site (the "Customer Service Web Site") for the servicing of only Co-Branded Accounts. The Customer Service Web Site shall be hosted by NextCard within the "nextcard.com" domain, shall be operational not less than fourteen (14) days prior to the Launch Date, and shall be branded and have a look and feel consistent with the Property no later than March 1, 2000; provided, that, until the Customer Service Web Site is fully operational, NextCard shall not display any marketing messages to any Co-Branded Cardholder other than those allowed by this Agreement. NextCard shall provide Amazon.com with a test account on the Customer Service Web Site. All users of the Customer Service Web Site will understand that they are interfacing and doing business with NextCard and/or the Issuer. In addition to the Customer Service Web Site and other customer support channels, and at the request of Amazon.com, Co-Branded Cardholders will have access to all other customer service channels provided by NextCard to its other cardholders. NextCard will meet or exceed the performance requirements set forth in Schedule E "Customer Service and Account Service Performance Requirements."

        2.11 Marketing Materials. The Parties shall jointly agree to insert prominent and persistent Marketing Materials on appropriate Co-Branded customer materials (as described in Section 2.12). NextCard shall provide an easy process for Co-Branded Cardholders to opt out of receiving e-mail messages that are not required by Applicable Law.

        2.12 Co-Branded Customer Materials. The parties will jointly review and approve, all Co-Branded customer materials (with the exception of insignificant materials as agreed by the Parties) featuring the Marks and Copyrights such as pages on the Customer Service Web Site or the Origination Web Site, official Co-Branded communications, and any other Co-Branded customer materials, regardless of media, that either of the parties reasonably believe constitutes a significant customer "touch point." All Co-Branded customer materials will have a look and feel consistent with the Property. The Origination and Customer Service Web Sites will include back buttons and links to the Property as appropriate. The parties will cooperate so that all materials relating to the Co-Branded program are made available with adequate time for advance review and modification of graphic design and text copy, as well as to ensure error-free functionality and pre-Launch user testing.

        2.13 Customer Data.

                2.13.1 Collection and Ownership. NextCard shall collect, maintain, and be the sole owner of all Customer Data. NextCard may use the Customer Data in a manner consistent with this Agreement for any legitimate business purpose, provided that no personally identifiable Customer Data may be disclosed or transferred to any Amazon.com Competitor or any third party (other than credit bureaus or as otherwise necessary or appropriate for administration, servicing and funding of the Co-Branded Accounts), and provided further that NextCard shall not release any portfolio-level Customer Data pertaining to the Co-Branded Accounts unless required by Applicable Law or for the administration of the Co-Branded Accounts. Whenever NextCard is required to disclose such portfolio-level Customer Data it will request confidential treatment from the recipient. Amazon.com will not disclose or transfer any Shared Customer Data to any third party.

                2.13.2 Opt-out and Data Sharing. The application form for the Co-Branded Card will contain the provision set forth in Schedule G that will permit each Co-Branded Account applicant to "opt-out" of having Shared Customer Data shared with Amazon.com. NextCard shall be solely responsible for tracking such election and, unless the applicant exercises such opt-out privilege, shall make available such Shared Customer Data to Amazon.com pursuant to Section
2.13.4. Each Co-Branded Cardholder will have the ability to change their data sharing option through the Co-Branded Customer Service Web Site. In the event a Co-Branded Cardholder who has not previously opted out decides to opt-out, that Co-Branded Cardholder's Shared Customer Data shall no longer be shared with Amazon.com and Amazon.com will purge all such data from its systems to the extent required by Applicable Law. [*]

                2.13.3 Use by Amazon.com. Subject to Applicable Law, NextCard will make available to Amazon.com, and Amazon.com will receive and may use the Shared Customer Data only for the purposes of (i) selling goods and services, and (ii) for internal analysis of trends and performance. Amazon.com will not use or distribute the Shared Customer Data in any manner not specifically provided in the preceding sentence, including using it to screen referrals to third parties (except this restriction shall not preclude Amazon.com from marketing or promoting the products or services of a third party based on the Shared Customer Data in a manner that is otherwise consistent with this Agreement), using it to determine eligibility for credit, insurance, or employment, distributing or publishing it, or using it in a manner inconsistent with Applicable Law.

                2.13.4 Within ten (10) Business Days from the Effective Date, the parties will agree on (i) the manner in which the Shared Customer Data is to be formatted, (ii) how frequently the Shared Customer Data will be transmitted from NextCard to Amazon.com. and (iii) a schedule for test transmissions of Shared Customer Data. At any time during the Term, and at Amazon.com's request and at its sole expense, NextCard will create and maintain a segregated, secure database for Shared Customer Data, which Amazon.com will access and download.

        2.14 Periodic Statements and Inserts.

                2.14.1 The periodic statement will include the Copyrights and the Marks. The Parties shall agree on all other elements of the periodic statement for the Co-Branded Accounts, except those required by Applicable Law, which shall be determined by NextCard.


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                2.14.2 At Amazon.com's request, NextCard shall include up to two marketing inserts per month on or with the periodic statements sent to Co-Branded Cardholders via U.S. mail in paper form, subject to Applicable Law and NextCard's right to review and approve such inserts. Amazon.com will pay for the design and production of such inserts, provided that NextCard will cooperate with Amazon.com to secure the most favorable design and production cost. NextCard will pay for all standard insertion and mailing costs. Amazon.com shall reimburse NextCard for any additional postage or other costs incurred as a result of including inserts with periodic statements only to the extent such costs are attributable to Amazon.com inserts. Except as set forth above, NextCard may impose reasonable limitations on the number or volume of such marketing inserts, or may delay the inclusion of such materials to accommodate requirements under Applicable Law. If Amazon.com declines to use such space in a particular statementing cycle, NextCard may use the space for other collateral marketing materials consistent with this Agreement.

                2.14.3 At Amazon.com's request, any printed materials distributed to Co-Branded Cardholders pursuant to this Agreement will be printed in or disseminated from a State or a location as mutually agreed by the Parties. Amazon.com will pay for all expenses, including reasonable overhead costs, incurred, directly and indirectly, as a result of Amazon.com's request to utilize a state other than the one currently used by First Data Resources on behalf of NextCard.

        2.15 Payments. If any Co-Branded Cardholder incorrectly makes a check, money order, draft or other form of payment for a Co-Branded Account payable to the order of Amazon.com rather than to the order of NextCard or its agents, Amazon.com hereby expressly authorizes NextCard to endorse the item on Amazon.com's behalf and to credit the payment to the appropriate Co-Branded Account. Amazon.com shall not accept payments from Co-Branded Cardholders for any Co-Branded Account.

        2.16 Launch Date. The Parties shall use their best efforts to have the Co-Branded Card program operational by the calendar date that is no later than ten (10) weeks from the Effective Date. The date the Co-Branded Accounts are first offered shall be the "Launch Date". The Parties may begin joint marketing efforts prior to the Launch Date with mutual agreement.

        2.17 Credit Card Issuer. Subject to Amazon.com's prior approval, which shall not be unreasonably withheld, NextCard may select which financial institution shall be the issuer of the Co-Branded Cards and may change such issuer at any time during this Agreement, provided, however, that any such issuer shall at all times be a member in good standing of VISA or MasterCard.

                                  SECTION THREE
                      COMPENSATION, EXCLUSIVITY AND LICENSE

        3.1 Compensation Paid by NextCard. During the Term of the Agreement, NextCard agrees to provide compensation to Amazon.com in the amounts and in the manner described in Schedule C to this Agreement, contingent upon Amazon.com's continuing to satisfy, in all material respects, its obligations hereunder. All amounts owing to any party shall be sent via wire transfer to such account(s) as may be specified, in writing, not later than two (2) business days prior to the date such amounts are transmitted. NextCard shall pay Amazon.com interest on any late payment (as defined in Schedule C) at a rate of one and one half percent (1.5%) per month.

                3.1.1 All accounting statements shall be sent by NextCard to the following address:

               Amazon.com
               Attn: [*]
               1200 Twelfth Avenue South, Suite 1200
               Seattle, WA 98144-2734

                3.1.2 Any promotional payments or amounts, excluding Interchange fees, that NextCard or Amazon.com receives from VISA or MasterCard specifically attributable to the Co-Branded Cards or the Co-Branded Accounts will be itemized separately on the reconciliation statements referred to in the following paragraph, and, subject to any disbursement instructions from VISA or MasterCard, allocated [*].

        3.1.3 An appropriate reconciliation statement shall accompany each such payment. The receipt or acceptance by Amazon.com of any statements furnished pursuant to this Agreement, or the receipt or acceptance of any payments made, or the fact that Amazon.com has previously audited the periods covered by such statements, shall not preclude Amazon.com from questioning their accuracy at any time. If any inconsistencies or mistakes are discovered in such statements or payments, the parties shall make appropriate adjustments within thirty (30) days. During the Term and for two (2) years thereafter (or such other period of time as may be required by Applicable Law), NextCard shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at NextCard's principal office. Amazon.com, by its duly authorized agents and representatives, shall have the right on reasonable prior notice and at Amazon.com's sole cost and expense to audit or make copies of such books, documents, and other material during ordinary business hours. At Amazon.com's request, NextCard shall provide an authorized employee to assist in the examination of NextCard's records. If any audit of NextCard's books and records reveals that NextCard has failed properly to account for and pay amounts owing to Amazon.com, and the amount of any amounts which NextCard has failed properly to account for and pay for any quarterly accounting period exceeds, by ten percent (10%) or more, the amounts actually accounted for and paid to Amazon.com for such period, NextCard shall, in addition to paying Amazon.com such past due amounts, reimburse Amazon.com for professional fees and direct out-of-pocket expenses incurred in conducting such audit, in accordance with NextCard's normal expense guidelines.

        3.2 Exclusivity.

                3.2.1 By Amazon.com. During the Term of this Agreement, neither Amazon.com nor any entity controlled by Amazon.com or in common control with Amazon.com will on its own or in conjunction with others, directly or indirectly for any reason whatsoever


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

enter into an agreement to assist in the marketing in the United States or any of its territories or possessions of any application for any credit, debit or charge card, except for the Co-Branded Cards, or recommend or endorse the acquisition of any debit, credit or charge card, except as provided for in this Agreement. The restrictions set forth in this section shall not apply to co-branded individual bankcards offered solely to employees of Amazon.com through a credit union affiliated with Amazon.com. Nothing in this Agreement shall prevent Amazon.com from offering a private label credit facility (a "house" charge account) that the parties mutually agree shall not be competitive with the Co-Branded Card.

                3.2.2 By NextCard. Amazon.com shall have the right to designate up to [*] companies (the "Restricted List") with which NextCard shall be prohibited from working to promote the sale of products or services to the Co-Branded Cardholder base. The initial Restricted List will be attached hereto as Schedule B not later than six (6) weeks from the Effective Date. Amazon.com shall have the right to substitute up to [*] of the companies on the Restricted List once every six months from the Effective Date, provided that Amazon.com must give not less than one month's advance written notice of such substitution; and provided further, that no company may be substituted in to the Restricted List that provides debit, credit or charge card-related products or services as a material part of their business, including facilitating purchasing activity (other than merchants) and the extension of credit; and provided further that no company may be added by Amazon.com to the Restricted List if NextCard has a current relationship, or is in significant discussions, with a company not primarily involved in the merchandise or consumer goods business to provide a free non-merchandise product or service to the Co-Branded Cardholders. In addition, NextCard shall not promote any other debit, credit, secured or other charge card or account without Amazon.com's prior written consent, nor shall NextCard promote the products or services of any company on the Restricted List, to declined Co-Branded Card applicants.

        3.3 Ownership and License.

                3.3.1 NextCard Marks and NextCard Copyrights. Amazon.com hereby acknowledges that as between the Parties the NextCard Marks and NextCard Copyrights shall be the property of NextCard and NextCard hereby grants Amazon.com a nonexclusive, nontransferable, restricted and royalty-free license to use the NextCard Marks and NextCard Copyrights only in a manner and at such times as are expressly authorized by this Agreement, as follows:

                        3.3.1.1 All materials produced by Amazon.com which utilize the NextCard Copyrights or the NextCard Marks, including advertising materials, will be submitted to NextCard not less than five (5) business days prior to its first intended use for its prior written approval. If NextCard does not object within the five-day period, NextCard shall be deemed to have consented to Amazon.com's use of such materials;

                        3.3.1.2 All NextCard-related materials created by Amazon.com will, at NextCard's election, contain an appropriate NextCard copyright or trademark notice and a visible printed reference or hyperlink, as appropriate, to the Origination Web Site.


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                3.3.2 Amazon.com Copyrights and Amazon.com Marks. NextCard hereby acknowledges that as between the Parties all rights in the Amazon.com Copyrights and the Amazon.com Marks shall be the property of Amazon.com, and Amazon.com hereby grants NextCard a nonexclusive, nontransferable, restricted and royalty-free license to use the Amazon.com Copyrights and Amazon.com Marks only in a manner and at such times as are expressly authorized by this Agreement, as follows:

                        3.3.2.1 All materials produced by NextCard which utilize the Amazon.com Copyrights or the Amazon.com Marks, including advertising materials, will be submitted to Amazon.com not less than five (5) business days prior to its first intended use for its prior written approval. If Amazon.com does not object within the five-day period, Amazon.com shall be deemed to have consented to NextCard's use of such materials;

                        3.3.2.2 All Amazon.com-related materials created by NextCard will, at Amazon.com's election, contain an appropriate Amazon.com copyright or trademark notice and a visible printed reference or hyperlink, as appropriate, to the Origination Web Site and/or the Property;

                        3.3.2.3 The physical Co-Branded Cards will display the URL for the Customer Service Web Site; and

                        3.3.2.4 All non-Internet ads must display the Origination Web Site URL.

                3.3.3 Except as specified in this Agreement, all uses of the Marks will inure to the benefit of the Parties; provided that nothing in this Section shall be read to imply that Amazon.com shall have any right, title or interest in or to any Co-Branded Account receivable generated by any Co-Branded Account holder.

                3.3.4 Each Party grants to the other a nonexclusive, nontransferable, restricted and royalty-free license: (i) to establish hyperlinks to its appropriate Internet web sites (in the case of Amazon.com, NextCard may link only to the Property) and, (ii) in connection with establishing such links, to use each graphical image file of the Party, including all Marks, contained therein (each an "Image") in conjunction with the Co-Branded Card program only as contemplated by this Agreement; provided, however, that neither Party shall add, subtract or in any way alter or edit any Image (including, for this purpose, any machine-readable code which may be a part of any Image) of the other Party, or make any use whatsoever of any Image of the other Party other than for the purposes of, and as expressly contemplated by, this Agreement. Each Party represents and warrants that it has the requisite power to grant such license.

                3.3.5 Upon termination or expiration of this Agreement, each Party shall, except where authorized in writing by the other Party or under this Agreement, cease the use or reference to the other Party's name, Marks, Images, Copyrights and hyperlinks in any manner whatsoever, and destroy, at its own expense, all Marketing Materials or other publications and promotional materials bearing the other Party's name, Marks, Images, Copyrights and hyperlinks in its possession and in the possession of its agents, employees, and independent contractors.

                                  SECTION FOUR
                           CUSTOMER RETENTION PROGRAMS

        4.1. Establishment of Co-Branded Loyalty Program. The Co-Branded Card will include a customer loyalty program (the "Co-Branded Loyalty Program") designed by NextCard to promote use of the Co-Branded Card. Under the Co-Branded Loyalty Program, Cardholders will receive points for using the Co-Branded Card to purchase goods and services which points may be redeemed for rewards provided through the Co-Branded Loyalty Program. The number of points required to earn rewards under the Co-Branded Loyalty Program will be no greater than [*] times the number of points required to earn rewards under the current NextCard loyalty program. The rules and regulations governing the Co-Branded loyalty program offered to NextCard's account holders (the "Rules and Regulations") are attached hereto as Schedule H. By agreement of the parties, Schedule H hereto is intentionally left blank as of the Effective Date, and will be drafted by NextCard and mutually approved by the parties not later than six (6) weeks following the Effective Date, at which time it will be appended hereto and made a part hereof. Under the Co-Branded Loyalty Program, each Co-Branded Account holder shall be given an offer that will allow participation in a single-points reward program with no fees or balance transfers required.

        4.2. NextCard's Rights and Responsibilities for the Loyalty Program.

                4.2.1. NextCard shall be responsible for managing the Loyalty Program, and for all administrative costs related thereto. The Loyalty Program will be funded by NextCard at a rate of not less than [*] basis points [*] of net Co-Branded Cardholder spending (defined as purchases less returns and credits).

                        4.2.1.1. As soon as practicable following the Effective Date, Amazon.com will contact the third-party provider of the Co-Branded Loyalty Program rewards, [*], and commence negotiations to permit Amazon.com products to be offered to Co-Branded Cardholders redeeming points earned under the Loyalty Program If [*] does not accommodate Amazon.com's reasonable requests to (i) discontinue the participation of certain vendors of goods and services through the Co-Branded Loyalty Program that Amazon.com deems competitive to Amazon.com or, (ii) substitute a vendor of Amazon.com's choosing for vendors currently participating in the Co-Branded Loyalty Program, then NextCard will suppress such vendors' participation in the Co-Branded Loyalty Program; provided, however, that the parties must mutually agree on any Amazon.com suppression request for any vendor not on the Restricted List.

                        4.2.1.2. Co-branded Cardholders may be offered "double-points" for a fee not to exceed the fee charged from time to time by NextCard to its other account holders.

                4.2.2. NextCard may in its sole and complete discretion change the terms or structure of the Co-Branded Loyalty Program, including the rules and regulations and the provider of the program, at any time; provided, however, that it shall give Amazon.com notice of any material change. Amazon.com hereby acknowledges that it shall have no rights or interests


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

in the relationships and agreements between NextCard and its designated affiliates or rewards provider. NextCard will provide a monthly report to Amazon.com detailing all actual expenditures attributable to the Co-Branded Loyalty Program, exclusive of overhead charges.

        4.3. Amazon.com's Loyalty Program Option. Amazon.com may, at its sole option and expense, develop a loyalty program to be offered to the Co-Branded Cardholders (the "Amazon Program"). Following the development of the Amazon Program, the parties will conduct a test, not to exceed four (4) calendar months, whereunder the Amazon Program will be offered to a mutually agreed upon percentage of new applicants for a Co-Branded Card. During the test, Amazon.com will receive [*] basis points of net Co-Branded Cardholder spending for all Co-Branded Cardholders who elect the Amazon Program. At the conclusion of the test period, the parties will jointly evaluate the performance of the Amazon Program, as compared with the Co-Branded Loyalty Program, with the objective of choosing, in good faith, the program which, in the reasonable judgment of the parties, is more likely to stimulate balance build and purchase activity.

                4.3.1 Funding for the Amazon Program. If the Parties choose to substitute the Amazon Program for the Co-Branded Loyalty Program, NextCard will provide to Amazon.com funding for the Amazon Program of [*] basis points [*] of net Co-Branded Cardholder spending.

        4.4. Opportunities for Amazon.com. For Loyalty Programs offered to other NextCard cardholders in general, NextCard will, subject to the approval of any third-party operator of the such Loyalty Programs, provide Amazon.com with opportunities for itself, its affiliates and entities with which it has formed an alliance to have their goods and/or services included in the incentive offerings on terms and conditions at least as favorable as those provided to other vendors that participate in the Loyalty Programs.

        4.5. Customer Retention Fund. NextCard shall establish, manage, and maintain the Customer Retention Fund, to be held by NextCard in a non-commingled bank account. The Customer Retention Fund shall be funded equally, dollar-for-dollar, by NextCard and Amazon.com, provided that Amazon.com shall determine when and in what amount funds shall be deposited, and provided further that the maximum amount to be contributed in to the Customer Retention Fund shall not exceed [*] per Co-Branded Account. Funds in the Customer Retention Fund may only be spent on promotions and activities that the parties shall mutually agree are designed to encourage Co-Branded Cardholders to retain and use their Co-Branded Cards.

                                  SECTION FIVE
                             MARKETING AND PROMOTION

        5.1 Reporting. Amazon.com will provide monthly reports to NextCard of the number of clicks. NextCard will provide monthly reports to Amazon.com of the number of new Co-Branded Accounts applied for and the number and type of Co-Branded Accounts accepted and opened. NextCard agrees to provide at least monthly reports to Amazon.com of the: (i) number


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

of active Co-Branded Cards, (ii) average monthly purchases on Co-Branded Cards,
(iii) all operational reports related to the performance of NextCard's obligations under Schedule E, (iv) all reports related to the performance of NextCard's obligations under Schedule C, (v) average yield on the Co-Branded Account portfolio, (vi) average annual percentage rate charged to Co-Branded Accounts opened during the reporting period, (vii) percentage of Co-Branded Account applicants that exercise the "opt-out" privilege described in Schedule G, and (viii) data on the performance of each marketing tool (such as e-mail, banner ads, etc.) employed by Amazon.com to promote the Co-Branded Card program. NextCard will make reasonable efforts to automate such reporting and make it available to Amazon.com via email.

        5.2 Monthly Program Review. At least once per month following the Effective Date of this Agreement and until termination or expiration of this Agreement, the Parties shall conduct a monthly Co-Branded Card program review. At a minimum, such review will include a report on the progress of the financial, operational and marketing aspects of the Co-Branded Card program and this Agreement and will review plans designed to achieve the New Co-Branded Account Goals and the other requirements of this Agreement.

                                   SECTION SIX
                 CONFIDENTIALITY, PROMOTION AND NONSOLICITATION.

        6.1. Confidential Information. Each Party acknowledges that it may acquire Confidential Information of the other Party in the course of exercising its rights and carrying out its obligations under this Agreement. Each Party agrees not to use Confidential Information of the other Party for its own benefit or to disclose such information to any third party, except as specifically authorized by this Agreement or reasonably necessary for the Party to carry out its obligations hereunder. Each Party further agrees that its employees, agents and independent contractors shall treat the other Party's Confidential Information in the same manner as such Party is required to treat such Confidential Information. Each Party to this Agreement shall not disclose any information about the relationships created by this Agreement or any information on the operation of the Co-Branded Card program, including but not limited to, amounts paid and reports and financial information provided pursuant to this Agreement, to any third party, except to the extent necessary to carry out the Party's respective obligations under this Agreement, or with the prior written consent of the other Party. In addition, either Party may disclose Confidential Information to the extent that, in the reasonable opinion of its legal counsel, it is legally required to be disclosed. The Party seeking to disclose the Confidential Information shall notify the other Party a reasonable time prior to disclosure and allow the other Party a reasonable opportunity to seek appropriate protective measures.

        6.2 Nothing in this Section 6 shall be deemed to prohibit:

                6.2.1. Use or disclosure of the Party's Confidential Information if a Party obtains such information from a source other than pursuant to the relationship created by this Agreement, or

                6.2.2. Disclosure of information required by subpoena, court order or process, or governmental inquiry, provided that the Party from which such information is sought provides the other Party with notice of the request of such information and a reasonable opportunity to prevent disclosure of the information or to seek appropriate protective measures.

        6.3 Disposition of Confidential Information. Upon either Party's demand, or upon the termination or expiration of this Agreement, the Parties shall comply with each other's reasonable instructions regarding the disposition of Confidential Information, which may include the return or destruction of any and all Confidential Information (including any copies, extracts, compilations, or reproductions thereof). Upon request, such compliance shall be certified in writing, including a statement that no copies of Confidential Information have been kept.

        6.4 Targeting. Except as specifically provided by this Agreement, NextCard will not target individuals for solicitation based solely on account of their Co-Branded Account holder status. Nothing in this Section 6.4 shall preclude NextCard from marketing products or services to a general population of potential customers, some of whom may be Registered Buyers or Co-Branded Account holders but are not targeted as such. NextCard shall not sell, license, disclose, distribute or transfer to any third party a list consisting of individuals known to NextCard to be Co-Branded Cardholders or any aggregate purchasing or demographic information about individuals known to NextCard to be Co-Branded Cardholders, that identifies the individuals as Co-Branded Cardholders, either expressly or by direct implication. For a period of [*] from the Launch Date, NextCard will not market the products and/or services of any Amazon.com Competitor to that subset of NextCard's general cardholder base that NextCard determines has purchased such products and/or services from Amazon.com and no other merchant. Amazon.com shall not sell, license, disclose, distribute or transfer to any third party a list consisting of individuals known to Amazon.com to be Co-Branded Cardholders or any aggregate purchasing or demographic information about individuals known to Amazon.com to be Co-Branded Cardholders, that identifies the individuals as Co-Branded Cardholders, either expressly or by direct implication.

        6.5 Injunctive Relief. Each Party agrees that any unauthorized use or disclosure of Confidential Information or a breach of this Section 6 may cause immediate and irreparable harm to the affected Party for which money damages shall not constitute an adequate remedy. Therefore, each Party agrees that injunctive relief, including without limitation Ex Parte relief, without notice or the posting of bond, shall be warranted in addition to any other remedies the affected Party may have. In addition, the other Party agrees promptly to advise the affected Party in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information which may come to its attention and to take all steps at its own expense reasonably requested by the affected Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

        6.6 Promotion. The parties understand that their participation in this relationship will be announced in a mutually agreed upon press release or press event in advance of the Launch Date, and that from time to time additional press releases will be required or deemed desirable by both parties. Amazon.com and NextCard will pool their media-relations resources, internal and external, as appropriate to develop a coordinated media plan and execute the desired or necessary public relations goals. Both parties will provide advance approval for inclusion of boilerplate


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

copy and for press releases and other public disclosures related to the Co-Branded Card program. For inclusion in the main copy section of a release, each Party's approval will be obtained in writing and not unreasonably withheld, at least two Business Days in advance of the release date.

                6.6.1 If either Amazon.com or NextCard reasonably determines that the use of Shared Customer Data has resulted in a public protest (including a lawsuit filed against either party) that, in the reasonable judgment of such party, is reasonably likely to result in a material adverse effect on the business, prospects or financial condition of such party, then Amazon.com and NextCard will work together in good faith to respond to the protest, which may include the issuance of a mutually acceptable press release discussing [*].

                                  SECTION SEVEN
                   DURATION AND MODIFICATION OF THE AGREEMENT

        7.1 Term. Subject to the provisions of this Section 7, this Agreement shall be effective as of the Effective Date and shall continue for a term of five (5) years from and after the Launch Date (the "Initial Term"). Following the Initial Term, this Agreement shall be renewed for successive renewal terms of [*] each (each, a "Renewal Term"), unless a Party provides written notice to the other at least [*] prior to the termination of the Initial Term or each then current Renewal Term stating that it does not wish to renew this Agreement. The Initial Term and the Renewal Terms, if any, may be collectively referred to herein as the "Term."

        7.2 Default; Breach. If there is a material breach of any representation or warranty, or default in the performance of any covenant or obligation of this Agreement, by either Party, and such breach or default shall continue for a period of thirty (30) days after receipt by the breaching or defaulting Party of written notice thereof from the non-breaching or defaulting Party (setting forth in detail the nature of such default), then this Agreement may terminate at the option of the non-breaching or -defaulting Party as of the thirty-first
(31st) day following the receipt of such written notice. If, however, the breach or default cannot be remedied within such thirty (30) day period, such time period shall be extended for an additional period of not more than a Fortnight, so long as the breaching or defaulting Party has notified the non breaching or -defaulting Party in writing and in detail of its plans to initiate substantive steps to remedy the breach or default and diligently and continuously thereafter pursues the same to completion within such additional Fortnight. Notwithstanding the foregoing, any failure to perform by NextCard, as defined in Schedule E, constitutes a material default by NextCard of this Agreement, allowing for immediate termination by Amazon.com upon written notice to NextCard.

        7.3 Insolvency. This Agreement shall be deemed immediately terminated, without the requirement of further action or notice by either Party, in the event that either Party, or a direct or indirect holding company of either Party, shall become subject to voluntary or involuntary bankruptcy, insolvency, receivership, conservatorship or like proceedings (including, but not limited to, the takeover of such Party by the applicable regulatory agency) pursuant to Applicable Law.


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

        7.4 Change in Applicable Law. If there is a modification or other change in Applicable Law that has a material adverse effect on the ability of either NextCard or Amazon.com to continue the Co-Branded Card program contemplated by this Agreement, the parties shall meet or otherwise discuss whether it is possible to modify this Agreement to continue the Co-Branded Card program. If the parties are unable to agree to a modification to the Agreement, either Party may terminate this Agreement upon prior written notice to the other Party. A "material adverse effect" includes, among other things, any change in Applicable Law that has a significant impact on the financial or operational burdens or rewards of either Party under this Agreement. The Parties agree to modify the Co-Branded Card program as necessary from time to time to comply with all Applicable Law.

        7.5 Change in Control. If either Party enters into any merger, acquisition, transfer of control, or sale of substantially all of its assets, or any similar transaction resulting in a change of control (the "Acquired Party"), then the other Party (the "Non-Acquired Party") shall have the right to terminate this Agreement without breach or penalty upon [*] days' notice; provided that, the foregoing provision shall not affect the sale, assignment, pledge or other hypothecation by the Issuer of any receivable(s), including any finance charge, fee or other obligation owed to the Issuer by any Co-Branded Account holder. Notwithstanding the foregoing, if the Non-Acquired Party exercises its right to terminate this Agreement and (a) the successor to the Acquired Party is not reasonably construed to be a competitor of the Non-Acquired Party, or (b) if continuation of this Agreement by the Non-Acquired Party with the successor to the Acquired Party would not constitute a material breach by the Non-Acquired Party of any contract existing at the time the Acquired Party entered into the change of control transaction, then, upon any purchase of the Co-Branded Account portfolio by Amazon.com, pursuant to Section 8 hereof, (y) if Amazon.com is the Non-Acquired Party, the purchase price for the Co-Branded Account portfolio shall be [*] of FMV, and (z) if NextCard is the Non-Acquired Party, the purchase price for the Co-Branded Account portfolio shall be [*] of FMV, in each case as FMV is defined and [*] calculated pursuant to Section 8.2 hereof.

        7.6 Termination for Convenience. So long as Amazon.com does not exercise any of its rights under the Warrant (as defined below), Amazon.com shall have the right to terminate this Agreement without cause, for convenience, at the end of the [*] from the Launch Date upon delivery of at least [*] prior written notice to NextCard; provided, that NextCard shall have the right to reject unilaterally such termination if Amazon.com exercises the Warrant, in whole or in part, at any time following any notification of termination for convenience.

        7.7 Process upon Termination. Upon termination, expiration or breach of this Agreement, the provisions of Section 8 shall apply and, consistent therewith:

                7.7.1 Amazon.com and NextCard shall work together to ensure an orderly termination of the Co-Branded Card program; and


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                7.7.2 Each Party shall promptly return to the other Party any materials that have been supplied by such Party to the other, if any.

        7.8 Warrant In Favor of Amazon.com. As soon as possible after the Effective Date, NextCard shall issue, execute and deliver a valid warrant, attached as Schedule F hereto, in favor of Amazon.com entitling Amazon.com to purchase up to 4,400,000 shares of common stock of NextCard at a purchase price of equal to one hundred and forty percent (140%) of the closing price of NextCard common stock on the Business Day preceding the Effective Date, as reported by the National Association of Securities Dealers Automated Quotation System (the "Warrant"). In consideration for the Warrant, Amazon.com will pay to NextCard, by wire transfer, twenty two million, five hundred thousand dollars ($22,500,000). If NextCard fails to issue, execute or deliver the Warrant, then this Agreement (including the payment obligations of Amazon.com set forth in this Section 7.8) shall fail of its essential purpose, and shall be null and void as if never executed by the parties.

                                  SECTION EIGHT
                                SALE OF ACCOUNTS

        8.1 Sale of Accounts. At such time as this Agreement is terminated, for whatever reason, Amazon.com shall have the option, subject to Applicable Law and approval from all applicable parties involved in NextCard receivables financing, as legally required, to purchase all of the Co-Branded Accounts (other than the intellectual property associated with NextCard's prior use of the Customer Data) by providing notice to NextCard of a desire to do so within five months prior to the date fixed for termination of this Agreement. In the event of a termination of this Agreement due to the breach of either party, then Amazon.com shall have seven (7) days in which to give notice to NextCard of its intention to purchase the portfolio.

        8.2 Purchase Price; Appraisal Process. The purchase price for the Co-Branded Account portfolio shall be the fair market value ("FMV") of the portfolio as determined by appraisal; provided that, in the event of a termination of this Agreement resulting from a material breach by Amazon.com, the purchase price for the Co-Branded Account portfolio shall be [*] of the FMV; and provided further, that in the event of a termination of this Agreement resulting from (i) a material breach by NextCard or (ii) Amazon.com's termination for convenience pursuant to Section 7.6, the purchase price for the Co-Branded Account portfolio shall be FMV minus [*], provided that, if FMV is less than [*], NextCard shall not be obligated to pay the difference to Amazon.com. All third-party appraisal costs and expenses incurred during the appraisal process shall be shared equally by the Parties. The conclusion of the appraiser(s) shall be binding upon the Parties and conclusive for the purposes described herein. Any appraiser selected under this Section 8 must be a top tier United States investment bank with experience in credit card securitization.

                8.2.1. If Amazon.com exercises its purchase option, the entire portfolio of Co-Branded Accounts (including all Co-Branded Accounts in charge-off or delinquent status) must be purchased and a purchase and sale agreement shall be executed and shall establish a closing


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

date that allows NextCard, upon the exercise of its best efforts in regard thereto, to remove the Co-Branded Accounts and associated balances from any applicable loan or asset securitization arrangement. The purchase and sale agreement shall also provide that upon payment of the purchase for the Co-Branded Accounts to NextCard NextCard's obligation to continue to fund the Co-Branded Loyalty Program shall cease.

                8.2.2 The determination of FMV hereunder shall consider the value of the portfolio of Co-Branded Accounts as if they had remained serviced by NextCard, so as to fairly represent the portfolio's value, including customer servicing, active customer management, cross-selling, and up-selling.

                8.2.3 During the term of this Agreement, and subject to Applicable Law, NextCard will take no action that would prevent the orderly transfer of the Co-Branded Accounts following any termination of this Agreement.

                8.2.4 In the event of a termination of this Agreement due to either (i) Amazon.com's termination for convenience, or (ii) NextCard's termination due to Amazon.com's breach, then, as soon as possible following NextCard's receipt of Amazon.com's election to purchase, NextCard will choose an appraiser to determine the FMV of the portfolio, which appraisal shall be completed as soon as commercially reasonable. Should Amazon.com disagree with the FMV in good faith within seven (7) days of the initial appraisal, then, within an additional seven (7) days, each party will choose an additional appraiser (for a total of three appraisers) to determine FMV as soon as might be commercially reasonable thereafter, and the average of the three appraisals will be binding. In the event of Amazon.com's termination of this Agreement due to NextCard's breach, then, as soon as possible following NextCard's receipt of Amazon.com's election to purchase, Amazon.com will choose an appraiser to determine the FMV of the portfolio, which appraisal shall be completed as soon as might be commercially reasonable. Should NextCard disagree with the FMV in good faith within seven (7) days of the initial appraisal, then, within an additional seven (7) days, each party will choose an additional appraiser (for a total of three appraisers) to determine FMV as soon as might be commercially reasonable thereafter, and the average of the three appraisals will be binding. In the event of a termination of this Agreement at the end of the Term, then, as soon as possible following NextCard's receipt of Amazon.com's election to purchase, NextCard will choose an appraiser to determine the FMV of the portfolio, which appraisal shall be completed as soon as might be commercially reasonable. Should Amazon.com disagree with the FMV in good faith within seven
(7) days of the initial appraisal, then, within an additional seven (7) days, Amazon.com will choose an additional appraiser (for a total of two appraisers) to determine FMV as soon as might be commercially reasonable thereafter, and the average of the two appraisals will be binding.

        8.3 Termination Assistance. Upon notice of termination of this Agreement, NextCard will provide to Amazon.com an account file in industry-standard format for the Co-Branded Account portfolio as soon as commercially reasonable. In the event of termination, NextCard will assist in the transfer of the Co-Branded Accounts and Customer Data in a timely manner, and will, for a period of [*] [*], not target any Co-Branded Cardholder for a credit

An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

card solicitation solely on the basis of their status as Co-Branded Cardholders. Upon payment by Amazon.com for the portfolio, NextCard shall provide whatever reasonable transitional assistance is requested at industry-standard rates for such assistance.

        8.4 Run-off Period. If, five months prior to the end of the Term or, in the case of a termination for cause, within seven (7) days following NextCard's receipt of Amazon.com's termination notice, Amazon.com does not choose to purchase the existing portfolio of Co-Branded Accounts, then NextCard will immediately discontinue offering new Co-Branded Accounts and will continue servicing existing Co-Branded Accounts under the terms of this Agreement and any Loyalty Program until the expiration of each Co-Branded Card or Account. In such circumstances, replacement Co-Branded Cards will not be issued following their expiration. For a period of [*] from the end of the Term, Amazon.com will not target (for example, by use of email or welcome greeting) Co-Branded Cardholders with an offer for any other bankcard, and, where reasonable, will identify and exclude Co-Branded Cardholders from any such offer solicitation.

                8.4.1 Following any event of termination, the Customer Retention Fund shall be immediately distributed equally to the parties, after payment of all outstanding or accrued costs, expense, charges or other liabilities.

                                  SECTION NINE
           REPRESENTATIONS, WARRANTIES, COVENANTS, AND INDEMNIFICATION

        9.1 Representations, Warranties and Covenants of the Parties

                9.1.1 By NextCard. NextCard represents and warrants that: (i) it is a duly organized, validly existing Delaware corporation and in good standing under the laws of Delaware; (ii) the execution and delivery by NextCard of this Agreement, and the performance by NextCard of it obligations contemplated hereunder, are within NextCard's corporate powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by or in respect of, or filing with, any third party or governmental body or agency (other than informational filings, including approval of card design, as required by MasterCard or VISA), and do not contravene, violate or conflict with, or constitute a default under, any provision of Applicable Law, or of the charter or by-laws of NextCard or of any agreement, judgment, injunction, order, decree or other instrument binding upon NextCard, or of any applicable VISA or MasterCard rules or regulations; (iii) it is not currently aware of any claims, and is not currently involved in any litigation, challenging NextCard's ownership of NextCard Marks; (iv) all intellectual property used by NextCard (excluding the intellectual property being provided by Amazon.com) in connection with its obligations under this Agreement is either owned or properly licensed by NextCard for the uses contemplated hereby and that such intellectual property does not infringe the rights of any third parties (except that, as to patents, this representation is given only as to current knowledge); (v) the services to be provided by NextCard shall be performed in a diligent and professional manner in accordance with NextCard's obligations under this Agreement and to Amazon.com's reasonable satisfaction; (vi) all of NextCard's systems being used in connection with the services contemplated hereunder are year 2000 compliant in that all systems will provide the following functions: (a) handle date information before, during and after January 1, 2000, including without limitation, to accepting date input, providing date output and performing calculations on dates or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century and any subsequent leap years; (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century; and (vii) NextCard will comply with all Applicable Laws related to the offering, approving, denying, operating and servicing and reporting of consumer credit products, services and accounts including the Co-Branded Accounts and Co-Branded Cards. NextCard covenants that it will not enter into an agreement with any party related to financing the receivables of the Co-Branded Account portfolio that would interfere with Amazon.com's ability to purchase the Co-Branded Account portfolio pursuant to this Agreement.

                9.1.2 By Amazon.com. Amazon.com represents and warrants that:
(i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution and delivery by Amazon.com of this Agreement, and the performance by Amazon.com of the transactions contemplated hereby, are within Amazon.com's powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by or in respect of, filing with, any third party or any governmental body or agency, and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law, court decision, regulation, or under any governing documents, charter or bylaw, or any agreement, judgment, injunction, order, decree or other instrument binding on Amazon.com; (iii) it is not currently aware of any claims, and is not currently involved in any litigation, challenging Amazon.com's ownership of Amazon.com Marks, other than Amazon Bookstore Cooperative, Inc. v. Amazon.com; (iv) all intellectual property used by Amazon.com (excluding the intellectual property being provided by NextCard) in connection with its obligations under this Agreement is either owned or properly licensed by Amazon.com for the uses contemplated hereby and that such intellectual property does not infringe the rights of any third parties (except that, as to patents, this representation is given only as to current knowledge); (v) the services to be provided by Amazon.com shall be performed in a diligent and professional manner in accordance with Amazon.com's obligations under this Agreement and to NextCard's reasonable satisfaction; (vi) on or before December 31, 1999, all of Amazon.com's systems being used in connection with the services contemplated hereunder will be year 2000 compliant in that all systems will provide the following functions: (a) handle date information before, during and after January 1, 2000, including without limitation, to accepting date input, providing date output and performing calculations on dates or portions of dates;
(b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century and any subsequent leap years; (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century; and (vii) Amazon.com will comply with all Applicable Laws related to its obligations hereunder. Amazon.com represents and warrants that it has the right, power and authority to execute this Agreement and act in accordance herewith.

                9.1.3 By Amazon.com, Inc. Amazon.com,Inc. guarantees to NextCard (but not to any third party) the performance of the obligations hereunder of Amazon.com, L.L.C. (the "Obligations"); provided, however, that: (a) Amazon.com, Inc. agrees only to act as a guarantor of the performance of the Obligations, and not as a party thereto; (b) NextCard will include Amazon.com, Inc. as a party to receive notice of breach of the Obligations pursuant to Section 7.2 of the Agreement; and (c) Amazon.com shall have no greater obligation to perform the Obligations than Amazon.com, L.L.C. with respect thereto.

        9.2 Indemnification

                9.2.1 NextCard shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of Amazon.com, its affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of Amazon.com under this Agreement. Further, Amazon.com shall indemnify, defend and hold NextCard harmless from and against all claims, actions, suits or other proceedings, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to: (i) any actual or alleged violation or inaccuracy of any representation or warranty of Amazon.com contained in Section 9.1 above, (ii) any actual or alleged infringement of any trademark, copyright, trade name or other proprietary ownership interest resulting from the use by NextCard of the Amazon.com Copyrights and the Amazon.com Marks as contemplated by this Agreement, (iii) any negligent act or omission or willful misconduct of Amazon.com or its directors, officers, employees, agents or assigns in connection with the entry into or performance of this Agreement, and (iv) any use or disclosure by Amazon.com of the Shared Customer Data in a manner not in accordance with Applicable Law.

                9.2.2 Amazon.com shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of NextCard, its affiliates, officers, directors, agents, subcontractors or employees in connection with the entry into or performance of any obligation of NextCard under this Agreement. Further, NextCard shall indemnify, defend and hold Amazon.com harmless from and against all claims, actions, suits or other proceedings, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to: (i) any actual or alleged violation or inaccuracy of any representation, warranty, or obligation of NextCard contained in this Agreement,
(ii) any act or omission of NextCard in connection with the issuance of Co-Branded Card(s) and/or the administration of Co-Branded Accounts which constitutes a violation of State of California or federal banking or consumer credit laws or regulations or applicable VISA or MasterCard rules and regulations, (iii) any actual or alleged infringement of any trademark, copyright, trade name or other proprietary ownership interest resulting from the use by Amazon.com of the NextCard Copyrights and the NextCard Marks as contemplated by this Agreement, and (iv) any negligent act or omission or willful misconduct of

NextCard or its directors, officers, employees, agents or assigns in connection with the entry into or performance of this Agreement.

                                   SECTION 10
                                     NOTICES

All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, when sent by confirmed fax, when sent by confirmed e-mail, or one business day after being sent by reputable overnight courier to the address of the party to be notified as set forth in this section, or such other address as such party last provided to the other by written notice

        For NextCard:                      For Amazon:
        [*]                                [*]
        [*]                                [*]
        NextCard, Inc.                     Amazon.com
        595 Market Street, 18th Floor      1200 Twelfth Avenue South, Suite 1200
        San Francisco, CA  94105           Seattle, WA 98144-2734
        Fax: 415-836-9701                  FAX: 206.266.1355

        With a copy to:                    With a copy to:
        [*]                                [*]
        [*]                                [*]
        NextCard, Inc.                     Amazon.com
        595 Market Street, 18th Floor      1200 Twelfth Avenue South, Suite 1200
        San Francisco, CA  94105           Seattle, WA 98144-2734
        Fax: 415-836-9701                  FAX: 206.834.7010


                                   SECTION 11
                                    SURVIVAL

Sections 8, 9, 10, 11, and 12 will survive any termination of this Agreement.

                                   SECTION 12
                                  MISCELLANEOUS

        12.1 Subject to Applicable Law, neither party may disclose the terms of this Agreement to any third party other than its financial and legal advisors without the other party's prior written consent. For all purposes of this Agreement, each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

        12.2 Neither party shall have any right or ability to assign, transfer, or sublicense any obligations or benefit under this Agreement without the written consent of the other (and any such attempt shall be void), except that a party may assign and transfer this Agreement and its

An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

rights and obligations hereunder to any third party who succeeds to substantially all its business or assets, in which case the provisions of this Agreement shall inure to the benefit of and be binding upon such third party and the consent of the non-assigning party shall not be required; provided that nothing herein shall be construed to prohibit the sale, assignment, pledge or other hypothecation by the Issuer, of any receivable(s), including any finance charge, fee or other obligation owed to the Issuer by any Co-Branded Account holder.

        12.3 The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. This Agreement supersedes all proposals, oral or written, any letters of intent, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom. No changes, modifications, or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

        12.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions thereof. Each party acknowledges that any breach of the provisions of this Agreement may cause the other party immediate and irreparable harm for which there are no adequate remedies at law and will entitle such party to seek immediate injunctive relief, in addition to any other remedies which may be available. Any litigation pertaining to the interpretation or enforcement of this Agreement shall be filed in and heard by the United States District Court for the District of Delaware, and the parties hereby submit to the jurisdiction of and waive any venue objections against such courts.

        12.5 Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement. Unless the context clearly requires otherwise, (a) the plural and singular members shall each be deemed to include the other; (b) the masculine, feminine, and neuter genders shall each be deemed to include the others; (c) "shall," "will," or "agrees" are mandatory, and "may" is permissive; (d) "or" is not exclusive; (e) "includes" and "including" are not limiting; and (f) "days" means calendar days unless specifically provided otherwise. No provision of this Agreement shall inure to the benefit of any third parties so as to constitute any such person a third-party beneficiary of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction against the drafting party. Each of the individuals executing this Agreement on behalf of a party individually represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom he or she is signing. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or appropriate to carry out the purposes of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures executing this Agreement may be delivered by facsimile transmission.

        12.6 Each party shall pay its own costs and expenses relating to the negotiation, execution, delivery and performance of this Agreement.

        12.7 Force Majeure. Neither party will be liable for non-performance hereunder to the extent such performance is prevented by fire, earthquake, tornado, flood, explosion, embargo, war, riot, governmental regulation or act, act of God, act of public enemy, or by reason of any other cause beyond such party's reasonable control. A party's obligations to perform timely will be excused to the extent, but only to the extent, that such performance is prevented by a force majeure event.

        12.8 Limitation on Damages. In no event will either party be entitled to recover special, punitive, incidental or consequential damages, including damages based on lost profits or lost business opportunities, arising out of a breach of the other party's obligations hereunder, even if the party in breach has been advised of the possibility of such damages.

        IN WITNESS WHEREOF, NextCard and Amazon.com have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

        NextCard, Inc.

        By:_________________________

        Name:_______________________

        Title:______________________

        Amazon.com, L.L.C.

        By:_________________________

        Name:_______________________

        Title:______________________

        Amazon.com, Inc.

        By:_________________________

        Name:_______________________

        Title:______________________

                           SCHEDULE A: PRODUCT DESIGN

FEATURES                  BANKCARD OFFERING

Co-Branded Classic,       Classic VISA or MasterCard: unsecured revolving line
Platinum and              of credit.
PictureCard
                          Platinum VISA or MasterCard: Travel accident insurance, auto rental insurance, medical and legal referral and assistance, and toll-free access to the VISA Assistance Center 24 hours a day, 365 days a year.

                          PictureCard VISA or MasterCard: Build your own Classic or Platinum card by uploading a digital image or choosing from the online photo gallery.

                          No other types of Co-Branded Cards or Accounts shall be issued to any applicant who applies for a NextCard-branded credit card through the Origination Web Site without Amazon.com's prior written approval, which it may withhold in its sole discretion.

Credit Line               Classic and Platinum: [*]

Interest rate             The interest rates offered are based on each
                          applicant's unique credit profile. Various price points will be offered including:

                          Classic and Platinum: Fixed rates (between [*] and [*]) and low introductory rates (as low as [*]) going to fixed (as low as [*]) or variable (as low as [*] + [*]).

Fees Classic and Platinum: No annual fee and tiered late fees (e.g. $7 if five days late, $10 if ten days late and $15 if fifteen days late); low over-limit charges (e.g. $10).

Service Charges           Service charges for cash advances and returned
                          items to be charged in accordance with the standard fees charged by NextCard in its other card programs.

Payment Terms             Grace period of 25 days when previous balance is
                          paid in full; No grace period for balance transfers or cash advances.

Loyalty Program           See Section 4

An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B
                             AMAZON.COM COMPETITORS

         Refer to Section 1.2 for completion requirements for Schedule B

                                   SCHEDULE C
                     COMPENSATION BY NEXTCARD TO AMAZON.COM

        1. Account Fee. During the Term, NextCard will pay [*] [*] for each Co-Branded Account opened during the Term (the "Account Fee"). Account Fees shall be paid within thirty (30) days after the end of each month during which the Co-Branded Account was opened.

        2. Renewal Fee. During the Term, NextCard shall pay to Amazon.com a renewal fee of [*] for each existing Co-Branded Account in good standing within thirty (30) days after each such account's annual anniversary date (the "Renewal Fee"). For purposes of this paragraph, the term "good standing" shall mean any Co-Branded Account that on such anniversary date (i) is not [*] or more days past due, or (ii) has had purchase activity in the preceding [*] days.

        3. Guaranteed Minimum Payments. NextCard shall make guaranteed minimum payments against the Account Fee within thirty (30) days after the end of each month in the amounts set forth in the table below (the "Minimums"). Of each Minimum, a dollar amount equal to [*] times the New Co-Branded Account Goal for the given month shall be paid directly to Amazon.com. If in any given month, the new Co-Branded Accounts opened exceed that month's New Account Goal, then NextCard shall pay Amazon.com the Minimum plus the Account Fee for each Co-Branded Account opened in excess of that month's New Account Goal. Payment of Minimums, but not the Account Fees, shall cease upon the earlier of (i) the termination of the Initial Term (unless the Parties agree otherwise), or (ii) the date on which the cumulative New Co-Branded Account Goals for the Initial Term are met (and, if such date occurs in the middle of a month during the Initial Term, a pro-rata Minimum shall apply for such month). No Account Fees above the monthly minimum shall be paid in any given month if the total of all payments made in connection with this Agreement by NextCard to Amazon.com divided by [*] is greater than the total of all Co-Branded Accounts originated up through the date on which such calculation is performed divided by [*]. As an example, if the monthly account goals for a four month period were [*] each month, and the actual accounts achieved were [*] then the payments would be for [*] accounts respectively. As an additional example, if the monthly account goals for a four month period were [*] each month, and the actual accounts achieved were [*] then the payments would be for [*] accounts respectively.

        4. Performance. In return for the guaranteed payments received from NextCard, Amazon.com agrees to deliver new co-branded accounts not to be less than [*]% of the goal. If the actual number of new accounts achieved is less than [*]% of the cumulative account goal during four consecutive months, NextCard may suspend additional guaranteed payments to Amazon.com until the actual cumulative number of new accounts reaches [*]% of the original goal level.

        5. Notwithstanding any termination for convenience by Amazon.com, on the business day following the third anniversary of the Launch Date, NextCard will pay to




An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Amazon.com a first incentive payment equal to the product of (i) [*] dollars [*] and (ii) a fraction, the numerator of which shall be [*], and the denominator of which shall be [*]. For example, if on the third anniversary, NextCard had booked [*] Co-Branded Accounts but the cumulative Co-Branded Account Goal for the first three years of the program was [*], Amazon.com would receive a payment of [*]. Under no circumstances may the first incentive payment by NextCard to Amazon.com, as calculated pursuant to the preceding formula, be greater than [*]. Thus, if in the preceding example, NextCard books [*] accounts, the first incentive payment would be capped at [*].

                On the business day following the fifth anniversary of the Launch Date, NextCard will pay to Amazon.com a second incentive payment equal to the product of (i) [*] and (ii) a fraction, the numerator of which shall be [*], and the denominator of which shall be (A) [*] minus (B) [*]. For example, if for years [*] and [*], NextCard books [*] Co-Branded Accounts but the cumulative Co-Branded Account Goal for the [*] years of the program was [*], Amazon.com would receive a payment of [*]. Under no circumstances may the second incentive payment by NextCard to Amazon.com, as calculated pursuant to the preceding formula, be greater than [*] dollars [*]. Thus, if in the preceding example, NextCard books [*] accounts, the second incentive payment would be capped at [*]. No payment shall be made pursuant to this paragraph if Amazon.com has exercised its right to terminate this Agreement due to a breach by NextCard, as set forth in Section 7.2, and elects to purchase the Co-Branded Account portfolio.


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                   New Account Marketing and Payment Schedule

        THE FIRST DAY OF MONTH ONE IS CONCURRENT WITH THE "LAUNCH DATE."


YEAR 1     Month                    1            2            3             4            5            6
           --------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]
YEAR 2     Month
           --------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]
YEAR 3     Month
           --------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]
YEAR 4     Month
           --------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]
YEAR 5     Month
           --------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]




YEAR 1     Month                   7            8            9           10           11           12           Total
           ----------------------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]
YEAR 2     Month
           ----------------------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]

YEAR 3     Month
           ----------------------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]

YEAR 4     Month
           ----------------------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]

YEAR 5     Month
           ----------------------------------------------------------------------------------------------------------
           Acct Goal
           Cum. Goal
           Min. Pmt                                                     [*]


An asterisk [*] indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                                   SCHEDULE D
                              CARDHOLDER AGREEMENT

Refer to Section 1.6 for completion requirements for Schedule D

                                   SCHEDULE E
           CUSTOMER SERVICE AND ACCOUNT SERVICE PERFORMANCE STANDARDS

    GENERAL REQUIREMENTS:

        - 100% of customer servicing performed in-house as long as program growth is within plan (see Schedule C: New Account Marketing and Payment Schedule). In the event program growth is in excess of such plan, NextCard will implement appropriate contingency plan subject to Amazon.com's approval.

        - Contingency plan will provide that if customer servicing must be outsourced to a third party, NextCard will use best efforts to ensure that 100% of the NextCard cardholder base (co-branded and otherwise) will be outsourced before Co-Branded Accounts are affected.

        - In the event that Co-Branded Accounts must be outsourced to a third party, all service standards will remain in effect and will apply for any work performed by a third party. NextCard will select and Amazon.com will approve the selected vendor.

        - NextCard and Amazon.com will work together to evaluate the capability of remote call and e-mail monitoring of dedicated Amazon.com Customer Service.

        - The following processes and procedures will be developed, approved and implemented into the training curriculum not later than one fortnight prior to launch.

                - Delineated process (to be developed by NextCard and approved by Amazon.com) to re-direct mail, voice, and e-mail inquiries to/from Amazon.com. NextCard and Amazon.com will work together to enable the technical capability to accomplish routing of inquiries between parties. NextCard will develop and amazon.com will approve scripts and processes to allow for redirecting Amazon.com specific questions within * days of launch.

                - Delineated process and policy (to be developed by NextCard and approved by Amazon.com) to address, in real-time, customers whose credit card application is declined.

An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

        - Amazon.com may, at its option, assist in training for Co-Branded service representatives

        -       Base Level Requirements for Servicing the Co-Branded Accounts
                Include:

                - Dedicated Co-Branded customer service team (and Manager) for phone and email support.

                -       Dedicated Co-Branded 800-number.

                -       Integrated Co-Branded on-line customer service platform.

                -       Co-Branded E-mail customer service capability.

                -       Co-Branded cardholder correspondence.

                - NextCard will use best efforts to provide Co-Branded customer service and support in multiple languages during regular business hours and to be at parity with Amazon.com customer service language capabilities.

                - Ability and agreement to conduct customer surveys as reasonably requested by Amazon.com.

                - NextCard must maintain a "live" 24 hour-per-day, 7 day-per-week customer service telephone center. Co-Branded calls may be blended with other calls when the volume of calls is insufficient to justify a dedicated group.

                - For the Co-Branded Accounts, the average time for a "live" service rep to answer a call will not exceed
                        * (*) seconds.

                - For the Co-Branded Accounts, the average time for customer service to respond to complaints and inquiries submitted in writing shall be * (*) business days from the receipt of the underlying complaint or inquiry.

                - For the Co-Branded Accounts, the average time for customer service to respond to complaints and inquiries submitted via e-mail shall be less than * (*) hours from the receipt of the underlying complaint or inquiry.

                - Customer service personnel ratios for the Co-Branded Accounts will be no less favorable than the following:


An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

                        * (reps to supervisors)

                        * (reps to managers)

                        * (customers to reps)

CUSTOMER SERVICE LEVEL AGREEMENTS:

Telephone:

        - METRIC 1: At least * percent (*%) of all incoming telephone calls, which require an agent, must be answered by a "live" service person within * (*)seconds.

        - METRIC 2: The number of callers who terminate their calls prior to completion must not exceed * percent (*%) of all incoming calls.

        - There will be * percent (*%) blockage factor associated with incoming calls.

Mail:

        -       At least * (*%) of all incoming written
                correspondence must be responded to within * (*) business days following the receipt thereof (with the exception of applicants requesting that a denial of credit be reconsidered or other correspondence for which research is required which will be governed by NextCard's "reconsideration/decline process").

        - In all cases, notification of pending action will be given to the customer within * (*) days of receipt.

        - At least * percent (*%) of all incoming written correspondence must be responded to within * (*) business days following the receipt thereof by NextCard.

E-Mail:

        - METRIC 3: At least * percent (*%) of all incoming e-mail correspondence must be responded to within * (*) hours following receipt.


An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

Dispute Resolution, Complaints & Inquiries:

        - At least * percent (*%) of all cardholder "disputes" must be responded to within * (*) business days and resolved in accordance with Association requirements.

        - At least * percent (*%) of all cardholder complaints or inquiries requiring a follow-up action will be acted upon within * (*) business days

PLASTIC ISSUANCE, STATEMENTS & MISCELLANEOUS SERVICE:

        - At least * percent (*%) of customers will be presented with their account number on line or sent their cards within * (*) business days after the completion of the application (with the exception of picture cards).

        - At least * percent (*%) of all Co-Branded Cards issued in connection with an online application for credit must be sent to their intended recipients by first class mail within
                * (*) business days following the date NextCard first decides to issue the individual Co-Branded Card in question.

        - At least * percent (*%) of all Co-Branded Cards which must be replaced due to loss, theft or damage must be sent by first class mail to their intended recipients within * (*) business days following the receipt by NextCard of the underlying notice in question. And, in the case of emergency card replacement, requests will be processed in accordance with Visa emergency card replacement policies.

        - At least * percent (*%) of all Cardholder monthly statements must be issued monthly on an error-free basis.

        - At least * percent (*%) of all Cardholder change of address requests must be processed within * of NextCard's receipt.

        - At least * percent (*%) of all credit line increase requests must be processed within one (*) * of NextCard's receipt *, within * days of launch of the program.

An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

CUSTOMER SERVICE LEVEL PERFORMANCE TRACKING:

        - Monthly reporting package will be delivered within * (*) business days of month's end documenting performance against each customer service level standard along with explanation and resolution plan to address any deviations.

        - Weekly reports showing performance against the customer service level agreements will be delivered within 48-hours of week's end.

        - If Metric 1 is less than *% but greater than *%, or Metric 2 is greater than *% but less than *%, or Metric 3 is less than *% but greater than *%, for * (*) of * (*) consecutive weeks, NextCard has * (*) days to bring the Metric or Metrics to the outlined level (*% for Metric 1, *% for Metric 2, *% for Metric 3). Failure to cure within * (*) days is a failure to perform under this Agreement. If Metric 1 is *% or lower, or if Metric 2 is *% of greater, or Metric 3 is *% or lower, for * (*) of * (*) consecutive weeks, this will be considered a failure to perform under this Agreement. The failure to meet Metric 1, 2 or 3 for * (*) of * (*) consecutive weeks due to new Co-Branded Account application volume in that * (*) week period exceeding new Co-Branded Account application volume in the prior * (*) week period by a factor of * (*), will not be considered a failure to perform under this Agreement.

        - Failure to meet * percent (*%) of all other customer service level agreements for * (*) consecutive months will be considered a failure to perform under this Agreement.

        - Failure to meet any one of all other customer service level agreements for * (*) consecutive months, unless changed by NextCard and approved by Amazon.com, will be considered a failure to perform under this Agreement.

OPERATIONAL SERVICE LEVEL AGREEMENTS:

Co-Branded Account Origination & Customer Service Web Sites:

        - Origination Web Site will have a response time to process credit applications of not more than * (*) seconds.

        - Co-Branded Web Sites will not have less than * percent (*%) availability 24X7 (twenty-four hours a day, seven days a week).

An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

        - Scheduled down-time for Co-Branded Web Sites will not exceed industry standards.

OPERATIONAL SERVICE LEVEL PERFORMANCE TRACKING:

        - Weekly reports showing performance against the operational service level agreements will be delivered within *-hours of week's end.

        - Failure to meet any one of the operational service level agreements for * (*) of * (*) consecutive weeks, unless changed by NextCard and approved by Amazon.com, will be considered a failure to perform under this agreement

ALLOWANCE FOR INNOVATION:

        - In the event that technology innovations allow for more efficient servicing, the above minimum customer service personnel requirements, and the customer service and account service performance standards will be adjusted by mutual agreement by NextCard and Amazon.com.

An asterisk [*] indicates that certain
information has been omitted from this
agreement pursuant to a request for
confidential treatment and has been
filed separately with the Securities
and Exchange Commission.

                                   SCHEDULE F
                                 FORM OF WARRANT

                              [ATTACHED SEPARATELY]

                                   SCHEDULE G
                                OPT OUT PROVISION

        You agree that NextCard will share certain information relating to your account with Amazon.com. This information will only be shared with Amazon.com and will not be shared with any other party by either NextCard or Amazon.com without your express consent, or as otherwise required by law or to administer your account. Use of this information by Amazon.com will be limited to the marketing of products and services, and will in no way be used in determining your credit worthiness or to evaluate you for any extension of credit. You can opt out of this information sharing by unchecking the checkbox adjacent to this paragraph. You can also change your election at any time in the future by visiting the Customer Service Web Site.

               SCHEDULE H: TERMS AND CONDITIONS OF LOYALTY PROGRAM

Refer to Section 4.1 for completion requirements for Schedule H